SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 30, 2004

NEW PLAN EXCEL REALTY TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-12244	33-0160389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1120 Avenue of the Americas, 12th Floor
New York, New York		10036
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:
(212) 869-3000

Not applicable
(Former name or former address, if changed since last report)

Item 5.                                                           Other Events

On January 30, 2004, New Plan Excel Realty Trust (the “Company”) entered into an underwriting agreement with Banc of America Securities LLC and J.P. Morgan Securities Inc., as representatives of the underwriters (the “Underwriters”) in connection with a proposed public offering of $150,000,000 of its 4.50% Senior Notes due 2011 (the “Notes”).  The Notes mature on February 1, 2011, with interest payable semiannually on February 1 and August 1 of each year outstanding, beginning August 1, 2004.  The Company may redeem the Notes at any time upon payment of a make-whole amount.  The closing of the offering is expected to occur on February 6, 2004.  A copy of the underwriting agreement is filed as an exhibit to this report.

Item 7.                                                           Exhibits

The following exhibits are filed as part of this report and are expressly incorporated herein by reference:

1.1	Underwriting Agreement, dated as of January 30, 2004, by and among the Company and the Underwriters (the “Underwriting Agreement”).

4.1	Indenture, dated as of January 30, 2004 by and between the Company and U.S. Bank Trust National Association, as Trustee.

4.2	Form of Officers’ Certificate relating to the terms of the Company’s 4.50% Senior Notes due 2011.

4.3	Form of 4.50% Senior Notes due 2011.

5.1	Opinion of Hogan & Hartson L.L.P. regarding the legality of the securities related to the Underwriting Agreement.

12.1	Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of Hogan & Hartson L.L.P. (included in its opinion filed as Exhibit 5.1).

25.1	Statement of Eligibility of the Trustee on Form T-1.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW PLAN EXCEL REALTY TRUST, INC.

Date: February 5, 2004	By:	/s/ Steven F. Siegel
Steven F. Siegel
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated as of January 30, 2004, by and among the Company and the Underwriters (the “Underwriting Agreement”).

4.1	Indenture, dated as of January 30, 2004 by and between the Company and U.S. Bank Trust National Association, as Trustee.

4.2	Form of Officers’ Certificate relating to the terms of the Company’s 4.50% Senior Notes due 2011.

4.3	Form of 4.50% Senior Notes due 2011.

5.1	Opinion of Hogan & Hartson L.L.P. regarding the legality of the securities related to the Underwriting Agreement.

12.1	Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of Hogan & Hartson L.L.P. (included in its opinion filed as Exhibit 5.1).

25.1	Statement of Eligibility of the Trustee on Form T-1.